Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2012 First Quarter Results

SUNNYVALE, Calif.—May 1, 2012—QuickLogic Corporation (NASDAQ: QUIK), the lowest power Customer Specific Standard Products (CSSPs) leader, today announced the financial results for its fiscal first quarter ended April 1, 2012.

Total revenue for the first quarter of 2012 was $4.1 million, down 5% from the fourth quarter of 2011 and down 26% from the first quarter of 2011. During the first quarter, new product revenue decreased to $1.6 million from $1.7 million in the fourth quarter of 2011. New product revenue accounted for 40% of the total revenue in the first quarter. During the first quarter, mature product revenue decreased 6% to $2.5 million from $2.7 million in the fourth quarter of 2011, accounting for 60% of the total revenue in the first quarter.

Under generally accepted accounting principles (GAAP), the net loss for the first quarter of 2012 was $3.7 million, or $0.10 per share, compared with a net loss of $3.1 million, or $0.08 per share, in the fourth quarter of 2011 and a net loss of $0.9 million, or $0.02 per share, in the first quarter of 2011. Non-GAAP net loss for the first quarter of 2012 was $3.3 million, or $0.09 per share, compared with a non-GAAP net loss of $2.7 million, or $0.07 per share, in the fourth quarter of 2011 and a non-GAAP net loss of $0.4 million, or $0.01 per share, in the first quarter of 2011.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, May 1, 2012, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 392-9881 by 2:20 p.m. Pacific Daylight Time today. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (855) 859- 2056 and reference the passcode: 70748323. The call recording will be archived until Tuesday, May 8, 2012, and the webcast will be available for 12 months.

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About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	April 1, 2012	April 3, 2011	January 1, 2012
Revenue	$4,130	$5,547	$4,346
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	2,042	1,821	2,181
Inventory write-down and related charges	329	118	148

Gross profit	1,759	3,608	2,017
Operating expenses:
Research and development	2,802	1,803	2,450
Selling, general and administrative	2,697	2,607	2,548

Income (loss) from operations	(3,740)	(802)	(2,981)
Interest expense	(13)	(8)	(5)
Interest income and other (expense), net	(13)	(4)	(93)

Income (loss) before income taxes	(3,766)	(814)	(3,079)
Provision for (benefit from) income taxes	(45)	64	31

Net income (loss)	$(3,721)	$(878)	$(3,110)

Net income (loss) per share:
Basic	$(0.10)	$(0.02)	$(0.08)

Diluted	$(0.10)	$(0.02)	$(0.08)

Weighted average shares:
Basic	38,495	36,495	38,482

Diluted	38,495	36,495	38,482

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Months Ended
	April 1, 2012	April 3, 2011	January 1, 2012
GAAP income (loss) from operations	$(3,740)	$(802)	$(2,981)
Adjustment for stock-based compensation within:
Cost of revenue	32	35	27
Research and development	93	121	104
Selling, general and administrative	259	287	254

Non-GAAP income (loss) from operations	$(3,356)	$(359)	$(2,596)

GAAP net income (loss)	$(3,721)	$(878)	$(3,110)
Adjustment for stock-based compensation within:
Cost of revenue	32	35	27
Research and development	93	121	104
Selling, general and administrative	259	287	254

Non-GAAP net income (loss)	$(3,337)	$(435)	$(2,725)

GAAP net income (loss) per share	$(0.10)	$(0.02)	$(0.08)
Adjustment for stock-based compensation	0.01	0.01	0.01

Non-GAAP net income (loss) per share	$(0.09)	$(0.01)	$(0.07)

GAAP gross margin percentage	42.6%	65.0%	46.4%
Adjustment for stock-based compensation	0.8	0.6	0.6

Non-GAAP gross margin percentage	43.4%	65.6%	47.0%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 1, 2012	January 1, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$17,223	$20,203
Short-term investment in TowerJazz Semiconductor Ltd.	567	406
Accounts receivable, net	1,660	1,585
Inventories	3,117	3,764
Other current assets	1,049	613

Total current assets	23,616	26,571
Property and equipment, net	2,812	2,181
Other assets	231	211

TOTAL ASSETS	$26,659	$28,963

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$2,411	$2,464
Accrued liabilities	1,417	1,118
Deferred royalty revenue	—	8
Current portion of capital lease obligations	411	141

Total current liabilities	4,239	3,731

Long-term liabilities:
Capital lease obligations, less current portion	506	146
Other long-term liabilities	139	148

Total liabilities	4,884	4,025

Stockholders’ equity:
Common stock, at par value	39	39
Additional paid-in capital	190,485	190,025
Accumulated other comprehensive income	211	113
Accumulated deficit	(168,960)	(165,239)

Total stockholders’ equity	21,775	24,938

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,659	$28,963

(1)	Derived from the January 1, 2012 audited balance sheet included in the 2011 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2012	Q1 2011	Q4 2011	Q1 2011 to Q1 2012	Q4 2011 to Q1 2012
COMPOSITION OF REVENUE
Revenue by product (1):
New products	40%	22%	39%	34%	(3)%
Mature products	60%	78%	61%	(42)%	(6)%
Revenue by geography:
United States	32%	50%	43%	(53)%	(30)%
Japan	21%	10%	22%	53%	(8)%
Malaysia	15%	9%	6%	27%	120%
China	12%	14%	13%	(34)%	(8)%
Europe	12%	13%	9%	(33)%	23%
Rest of Asia Pacific	6%	3%	5%	49%	4%
Rest of North America	2%	1%	2%	26%	55%

(1)

New products represent products introduced since 2005, and include ArcticLink®, ArcticLink II, ArcticLink III, Eclipse™ II, PolarPro®, PolarPro II, and QuickPCI® II. Mature products include Eclipse, EclipsePlus, pASIC® 1, pASIC 2, pASIC 3, QuickFC, QuickMIPS, QuickPCI, QuickRAM®, and V3, as well as royalty revenue, programming hardware and software.